Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements of Alpharma Inc. and Subsidiaries on Form S-8 (File No. 33-60495) and Form S-3 (File Nos. 333-57501, 333-
70229, 333-86037 and 333-86153) of our report dated February  23,
2000,relating to the financial statements, which appears in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 29, 2000